                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ClearWorks Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CLEARWORKS TECHNOLOGIES, INC.
                             2450 FONDREN, SUITE 200
                              HOUSTON, TEXAS 77063
                                 (713) 334-2595

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 2000

         The Annual Meeting Of Stockholders of ClearWorks Technologies, Inc. (the "Company") will be held on April 28, 2000 at 10:00 a.m. (local time) at J.W. Marriott, 5150 Westheimer Rd., Houston, Texas, for the following purposes:

         1.       To elect a Board Of Directors consisting of three Directors.

                  2. To consider a proposal to amend our Certificate Of Incorporation to change the name of our Company to ClearWorks.net, Inc.

                  3. To consider a proposal recommended by the Board Of Directors to approve our 1999 Long-Term Incentive Plan.

                  4. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of KPMG LLP to serve as our independent certified accountants.

                  5. To transact any other business that properly may come before the annual meeting.

                  Only the stockholders of record as shown on our transfer books at the close of business on March 17, 2000 are entitled to notice of, and to vote at, the annual meeting.

                  All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the annual meeting.

                  ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

                             By the Board Of Directors

                             Michael T. McClere
                             Chief Executive Officer

Houston, Texas
March 28, 2000

                                 PROXY STATEMENT

                          CLEARWORKS TECHNOLOGIES, INC.
                             2450 FONDREN, SUITE 200
                              HOUSTON, TEXAS 77063
                                 (713) 334-2595

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 2000

         This proxy statement is provided in connection with the solicitation of proxies by the Board Of Directors of ClearWorks Technologies, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting Of Stockholders to be held at 10:00 a.m. (local time) on April 28, 2000 at J.W. Marriott, 5150 Westheimer Rd., Houston, Texas, or at any adjournment or postponement of the annual meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about March 28, 2000.

         The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the three nominees for director whose names are set forth on the proxy card, (2) in favor of the amendment of our Certificate Of Incorporation to change the name of our Company to ClearWorks.net, Inc., (3) in favor of adoption of the 1999 Long-Term Incentive Plan, and (4) in favor of ratification of KPMG LLP as our independent certified accountants.

         A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the annual meeting, that the proxy be returned.

         The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we intend to postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                            1. ELECTION OF DIRECTORS

         At the annual meeting, the stockholders will elect three directors to serve as our Board Of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the annual meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

         Each of the nominees has consented to be named in this proxy statement and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

         The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "--Executive Compensation", "--Stock Ownership Of Directors And Principal Stockholders", and "--Certain Transactions With Management And Principal Stockholders".

                                                  Position With                Expiration Of          Initial Date
             Name                 Age              The Company                Term As Director         As Director
             ----                 ---              -----------                ----------------         -----------
Michael T. McClere                 39     Chairman of the Board and       2000 Annual Meeting          March 1998
                                          Chief Executive Officer
Raymond G. Harrell III             37     Director                        2000 Annual Meeting         January 2000
Dennis Majeski                     54     Director                        2000 Annual Meeting         January 2000

         MICHAEL T. MCCLERE. Mr. McClere is our Chairman of the Board, Chief Executive Officer and a director. Prior to joining us, Mr. McClere had been involved in several businesses in the information technology (IT) area, serving on the board of directors and as chief executive officer. Mr. McClere has been involved in the purchasing of numerous businesses, as well as selling businesses that he had assisted in the development. Mr. McClere's business background includes all aspects of the development and implementation of information technology businesses. Mr. McClere has also assisted in the development and implementation of major technology deployments for NASA in various space centers throughout the world. As a consultant on information systems, Mr. McClere assisted Lockheed Engineering & Sciences Company from May 1988 to October 1990, SAE, Inc. from May 1984 to May 1988, and Baker Hughes from May 1979 to May 1984. Mr. McClere has over seventeen years experience in the information technology field. He received a BS in Computer Science from The University of Houston-University Park in 1988.

         Mr. McClere is not a director of any other entity that has securities registered under the Securities Exchange Act of 1934.

         RAYMOND G. HARRELL III, age 37, has been a director of our company since January 2000. Mr. Harrell currently is employed by Continental Airlines as a Director of International Schedules and has been employed by Continental Airlines since September 1987. He attended the University of Houston and in 1985 earned a Bachelor of Science degree in Industrial Distribution.

         Mr. Harrell is not a director of any other entity that has securities registered under the Securities Exchange Act of 1934.

         DENNIS MAJESKI, age 54, has been a director of our company since January 2000. He has been involved in the information technology field for over 25 years. Mr. Majeski currently is employed by Alcatel, Inc. as a Territory Manager and has been employed by Alcatel (formerly known as Xylan) for two years. His business background includes all aspects of the development and implementation of information technology. He was employed by Milky Way Networks, Inc. from 1996 to 1997, Luxcom, Inc. from 1991 to 1996, and AT&T from 1970 to 1982. He attended the University of Nebraska (1968 to 1974) and the Longview College (1974 to
1976).

         Mr. Majeski is not a director of any other entity that has securities registered under the Securities Exchange Act of 1934.

         OTHER EXECUTIVE OFFICERS

         SHANNON D. MCLEROY. Mr. McLeroy serves as our President and Secretary. Mr. McLeroy has been in the systems integration business for over ten years. He has worked beginning as a technician and has progressed through various stages of management. Mr. McLeroy has managed teams of engineers to deploy technical computer services with the last three companies with which he has worked. Mr. McLeroy was solely responsible for managing and putting together a team of computer professionals to run a major portion of Exxon USA's network. This network was responsible for delivering key financial and business data to enable Exxon to perform its business.

         CARL A. CHASE. Mr. Chase is our Chief Financial Officer and the Treasurer. Mr. Chase is responsible for managing the finance, accounting, tax, treasury, investor relations and risk management functions. Prior to joining us, Mr. Chase was Vice President-Finance and Chief Financial Officer of Bannon Energy Incorporated, a privately owned energy company involved in the exploration for and production of oil, natural gas and natural gas liquids from December 1992 to August 1999. At Bannon, Mr. Chase was responsible for the financial and administrative functions including financial reporting, investor relations, liaison with financial institutions, financing for capital programs, product price hedging and risk management. Mr. Chase has 24 years experience in the areas of finance, accounting and administration, primarily in the oil and gas industry. He has held various positions with both major and independent oil and gas companies. In those positions, Mr. Chase was responsible for SEC reporting and compliance, obtaining financing for capital programs, mergers and acquisitions, budgeting and forecasting and policies, procedures and internal controls. Mr. Chase received a Bachelor of Accountancy degree from the University of Oklahoma in 1975.

         Each of the officers serves at the pleasure of the Board Of Directors. There are no family relationships among our officers and directors.

         BOARD AND COMMITTEE MEETINGS

         The Board Of Directors met four times during the fiscal year ended December 31, 1999 and all directors were present at each of those meetings.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We believe that during the year ended December 31, 1999, our officers, directors and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements, except that three persons were late in filing their initial statements of beneficial ownership on Form 3, which forms were required to be filed no later than 10 days after we became subject to Section 16(a). The persons who were late in filing Forms 3 were:
Michael T. McClere, our Chief Executive

Officer, Chairman Of The Board and a beneficial owner of more than 10% of our common stock; Shannon D. McLeroy, our President and Secretary; and Carl A. Chase, our Chief Financial Officer and Treasurer.

         In making these statements concerning compliance with Section 16(a), we have relied upon the written representations of our directors and officers and our review of the copies of beneficial ownership statements of changes filed with us by our officers and directors.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth in summary form the compensation received during each of the last three successive completed fiscal years by Michael T. McClere, our Chief Executive Officer and Chairman Of The Board and Shannon D. McLeroy, our President and Secretary. None of our other executive officers received total salary and bonus exceeding $100,000 during any of the last three completed years. Carl A. Chase, our Chief Financial Officer and Treasurer, is earning an annual salary of $108,000 for 2000.

                                            Summary Compensation Table
-------------------------- ------- ---------------- --------- -------------- -------------------------------------- --------------
                                                                                    Long Term Compensation
                                                                             --------------------------------------
                                         Annual Compensation                           Awards             Payouts
-------------------------- ------------------------------------------------- ---------------------------- --------- --------------
                                                              Other Annual   Restricted                   LTIP      All Other
Name and                   Fiscal Year  Salary      Bonus     Compensation   Stock Awards   Options       Payouts   Compensation
Principal Position                      ($)(1)      ($)(2)    ($)(3)         ($)            (#)           ($)(4)    ($)(5)
-------------------------- ------------ ----------- --------- -------------- -------------- ------------- --------- --------------
Michael T. McClere,           1999       $144,792     -0-          -0-            -0-       500,000 (6)     -0-          -0-
Chief Executive Officer    1998 (7)(8)   $78,125      -0-          -0-            -0-           -0-         -0-          -0-
and Chairman Of The           1997         $-0-       -0-          -0-            -0-           -0-         -0-          -0-
Board
-------------------------- ------------ ----------- --------- -------------- -------------- ------------- --------- --------------
Shannon D. McLeroy,           1999       $104,792     -0-          -0-            -0-       500,000 (6)     -0-          -0-
President and Secretary     1998 (7)     $73,375      -0-          -0-            -0-           -0-         -0-          -0-
                              1997       $11,250      -0-          -0-            -0-           -0-         -0-          -0-
-------------------------- ------------ ----------- --------- -------------- -------------- ------------- --------- --------------

(1) The dollar value of base salary (cash and non-cash) received during the year indicated.

(2) The dollar value of bonus (cash and non-cash) received during the year indicated.

(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) Except for our 1999 Long-Term Incentive Plan and 1998 Stock Warrant Plan, we do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by us on our behalf with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by us on our behalf.

(6) These options were granted in accordance with our 1999 Long-Term Incentive Plan. For additional information regarding this plan, please see below "-1999 Long-Term Incentive Plan".

(7) As part of our April 1998 recapitalization with Southeast, a Stock Warrant Plan dated April 24, 1998 was executed by the former management of Southeast in conjunction with the Agreement for Purchase of Common Stock dated April 1, 1998 and Addendum to Agreement for Purchase of Common Stock dated April 24, 1998. In the Addendum to Agreement for Purchase of Common Stock, the management of Southeast agreed to issue warrants to each of the stockholders of Southeast in amounts proportionate to their stockholdings in Southeast. The names of the stockholders and the number of warrants issued to each are set forth below. Although Mr. McLeroy, Mr. McClere and entities related to Mr. McClere each received warrants in this transaction, we did not recognize issuance of the warrants to be compensation to either Mr. McLeroy or Mr. McClere because the warrants were exchanged for equity interests owned by each of the persons or entities named below:

         Name:                              Warrant Class                       Amount
         -----                              -------------                       ------
         Shannon D. McLeroy                          A                          300,000

                                                     B                          300,000

         Michael T. McClere                          A                          210,000
                                                     B                          210,000

         Tech Technologies Services LLC*             A                          240,000
                                                     B                          240,000

         Rachel McClere 1998 Trust                   A                           50,000
                                                     B                           50,000

         McClere Family Trust                        A                          200,000
                                                     B                          200,000

         ---------------------------

         * Celia Figueroa is the General Manager of Tech Technologies Services LLC and therefore may be considered a beneficial owner of the warrants held in the name of Tech Technologies. At the time of the transaction described above, Ms. Figueroa was Secretary and General Counsel of the Company. Also, as described below in "-- Stock Ownership Of Directors And Principal Officers", Michael T. McClere owns 90% of the outstanding equity interests in Tech Technologies and also may be considered to be a beneficial owner of the warrants held in the name of Tech Technologies.

         For a description of the Class A and Class B warrants, see "Description of Securities - Warrants".

(8) From January 1, 1998 to March 31, 1998, we engaged Tech Technologies as a consultant pursuant to a consulting agreement that provided that Tech Technologies would provide financial and managerial consulting services to us in exchange for $10,000 per month. During that period, Michael T. McClere was the General Manager of Tech Technologies. Effective April 1, 1998 the consulting agreement with Tech Technologies was terminated and Mr. McClere became an employee of our company.

         OPTION GRANTS TABLE

         The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1999 to each person named above in the Summary Compensation Table.

----------------------------------- ------------- ------------------------ ------------------- --------------
                                                  % of Total Options
                                    Options       Granted to Employees     Exercise or Base     Expiration
Name                                Granted (#)   in Fiscal Year           Price ($/Share)         Date
----------------------------------- ------------- ------------------------ ------------------- --------------
Michael T. McClere                    500,000               17.4%              $2.00/Share       12/09/04
----------------------------------- ------------- ------------------------ ------------------- --------------
Shannon D. McLeroy                    500,000               17.4%              $2.00/Share       12/09/04
----------------------------------- ------------- ------------------------ ------------------- --------------

The options described above were issued pursuant to our 1999 Long Term Incentive Plan and will become exercisable only upon approval of that plan by our stockholders as described below in "-Long Term Incentive Plan". The options are shown in this table and also in the Summary Compensation Table under "Long Term Compensation Awards Options".

         LONG-TERM INCENTIVE PLAN

         On May 12, 1999, the Long-Term Incentive Plan (the "1999 Plan") was adopted by our Board Of Directors. Pursuant to the 1999 Plan, an aggregate of 10,000,000 shares of common stock may be granted to our employees, or employees of our subsidiaries, who have contributed or are contributing to our success. Alternatively, options to purchase common stock, stock appreciation rights or cash may be granted instead of outright awards of stock. In order to become and remain fully effective, the 1999 Plan must be approved by our stockholders on or before May 12, 2000. The 1999 Plan is subject to approval by our stockholders at the annual meeting, and no shares may be issued pursuant to the 1999 Plan unless and until it is approved by the stockholders. The options that may be granted pursuant to the 1999 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options. The 1999 Plan currently is administered by the Board Of Directors. Administration of the 1999 Plan includes determination of the terms of options granted under the 1999 Plan. At February 17, 2000, options to purchase 3,017,500 shares were outstanding under the 1999 Plan and options to purchase 6,982,500 shares were available to be granted pursuant to the 1999 Plan. For additional information regarding the 1999 Plan, see below "2. Proposal To Adopt 1999 Long-Term Incentive Plan".

         On December 9, 1999, options to purchase 500,000 shares of our common stock were granted to each of Michael T. McClere and Shannon McLeroy pursuant to the 1999 Plan. Upon stockholder approval of the 1999 Plan, these options will then be exercisable at a price of $2.00 per share and all of the options will expire on December 9, 2004. Also on December 9, 1999, options to purchase 400,000 shares for $.25 per share were granted to Carl Chase pursuant to the 1999 Plan. Mr. Chase's options also expire on December 9, 2004. Upon stockholder approval of the 1999 Plan, options held by Mr. Chase to purchase 100,000 shares will then be exercisable and options to purchase 100,000 shares will become exercisable on each of August 16, 2001, August 16, 2002 and August 16, 2003. The options issued to each of Messrs. McClere and McLeroy also are included above in both the Summary Compensation Table and the Option Grants Table.

         STOCK WARRANT PLAN

         Effective as of April 24, 1998, Southeast instituted a Stock Warrant Plan (the "Warrant Plan"). After the merger of Southeast into our company on May 12, 1998, the Warrant Plan continued to be effective as our stock warrant plan. Pursuant to the Warrant Plan, we may issue warrants to purchase common stock, including Class A Warrants or Class B Warrants, to key employees, directors, and other persons who have contributed or are contributing to our success. Each Class A or Class B Warrant allows the holder to purchase one share of common stock. The maximum number of shares underlying all warrants that may be granted pursuant to the Warrant Plan is limited to 5,000,000 shares. The Warrant Plan is administered by the Board Of Directors. At February 17, 2000, Class A Warrants to purchase 1,000,000 shares and Class B Warrants to purchase 1,000,000 shares were outstanding under the Warrant Plan, additional warrants to purchase 1,010,000 shares also were outstanding under the Warrant Plan, and warrants to purchase 1,990,000 shares were available to be granted pursuant to the Warrant Plan.

         COMPENSATION OF OUTSIDE DIRECTORS

         Members of our Board Of Directors, regardless of whether employed by us, are not compensated for meeting attendance or otherwise, but are entitled to reimbursement for travel expenses. We do not pay additional amounts for committee participation or special assignments of the Board Of Directors.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
         CHANGE-IN-CONTROL ARRANGEMENTS

         Currently, there are no written employment contracts with respect to any of our officers and no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change in control of our company or a change in an executive officer's responsibilities following a change in control.

         STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS

         As of February 17, 2000, there were 20,894,957 shares of common stock outstanding. The following table sets forth information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of the common stock:

                  Name and Address                           Number of Shares             Percentage of
                 of Beneficial Owner                      Beneficially Owned(1)         Shares Outstanding
                 -------------------                      ----------------------        ------------------
Michael T. McClere                                             6,103,699(2)                   26.8%
2450 Fondren, Suite 200
Houston, Texas  77063

Shannon D. McLeroy                                             2,875,625(3)                   13.1%
2450 Fondren, Suite 200
Houston, Texas  77063

Carl A. Chase                                                   100,000(4)                      *
2450 Fondren, Suite 200
Houston, Texas  77063

Raymond G. Harrell III                                              600                         *
4335 Alysheba Lane
Friendswood, Texas  77546

Dennis Majeski                                                     1,000                        *
25227 Grogan's Mill Road, Suite 125
The Woodlands, Texas  77380

All Executive Officers and Directors as a group             9,380,924(2)(3)(4)                38.6%
(five persons)

Tech Technologies Services LLC                                 1,980,000(5)                    9.3%
2450 Fondren, Suite 205
Houston, Texas 77063

*Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (A) voting power, which includes the power to vote or to direct the voting, or (B) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes options to purchase up to 500,000 shares of common stock at an exercise price of $2.00 per share, which options will be exercisable until December 9, 2004. These options were granted pursuant to the 1999 Plan and will become exercisable only upon approval of the 1999 Plan by the stockholders. Also includes Class A warrants to purchase 210,000 shares of common stock held by Mr. McClere, Class A warrants to purchase 50,000 shares held by the Rachel McClere 1998 Trust and Class A warrants to purchase 200,000 shares held by the McClere Family Trust. The Class A warrants currently are exercisable at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes Class B warrants to purchase 210,000 shares of common stock held by Mr. McClere, Class B warrants to purchase 50,000 shares held by the Rachel McClere 1998 Trust and Class B warrants to purchase 200,000 shares held by the McClere Family Trust. The Class B warrants currently are exercisable at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. Also includes 312,500 shares held by the Rachel McClere 1998 Trust and 1,250,000 shares held by the McClere Family Trust. Also includes 1,500,000 shares of common stock and warrants to purchase 480,000 shares of common stock, all of which are held by Tech Technologies Services LLC. Mr. McClere owns 90 percent of the outstanding equity interests in Tech Technologies Services LLC. The warrants held by Tech Technologies are described in footnote (5) below. The securities held by Tech Technologies are included twice in the table; they are listed as being held beneficially by both Mr. McClere and Tech Technologies.

(3) Includes options to purchase up to 500,000 shares of common stock at an exercise price of $2.00 per share, which options will be exercisable until December 9, 2004. These options were granted pursuant to the 1999 Plan and will become exercisable only upon approval of the 1999 Plan by the stockholders. Also includes immediately exercisable Class A warrants to purchase 300,000 shares of common stock at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes immediately exercisable Class B warrants to purchase 300,000 shares of common stock at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. Also includes 625 shares held by Mr. McLeroy's wife.

(4) Includes options to purchase up to 100,000 shares of common stock until December 9, 2004. Exercise of these options is subject to stockholder approval of the 1999 Plan. On December 9, 1999, Mr. Chase was granted options to purchase up to 400,000 shares for $.25 per share until December 9, 2004. Upon receipt of stockholder approval, options to purchase 100,000 of these shares will then be immediately exercisable, and options to purchase 100,000 will become exercisable on each of August 16, 2001, August 16, 2002 and August 16, 2003.

(5) Includes currently exercisable Class A warrants to purchase 240,000 shares of common stock at an exercise price of $3.00 per share until the warrants expire on April 24, 2003. Also includes currently exercisable Class B warrants to purchase 240,000 shares of common stock at an exercise price of $6.00 per share until the warrants expire on April 24, 2008. All of the securities indicated are included twice in the table; they are listed as being held beneficially by both Michael
         T. McClere and Tech Technologies Services LLC. Mr. McClere owns 90 percent of the outstanding equity interests in Tech Technologies.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         During 1997, we borrowed $22,000 from Michael T. McClere with a note due November 13, 1998 and borrowed an additional $30,000 from Mr. McClere with a note due March 31, 1999. These notes were repaid during 1999. During 1999, we advanced to Mr. McClere an aggregate of $52,000. Mr. McClere has advised us that he believes that substantially all of this amount will be covered by actual expenses previously incurred by Mr. McClere on our behalf.

         In connection with the transaction between Millennium Integration Technologies, Inc. ("Millennium") and Southeast Tire Recycling, Inc., during 1998 a total of 1,312,500 shares of common stock were issued to Michael T. McClere and 1,875,000 shares of common stock were issued to Shannon D. McLeroy, who together were the principal stockholders of Millennium. We also agreed to issue warrants to purchase 920,000 shares of stock to Mr. McClere and his affiliates, warrants to purchase 600,000 shares of stock to Mr. McLeroy and warrants to purchase 480,000 shares of stock to Tech Technologies Services LLC. Mr. McClere is the beneficial owner of 90 percent of the outstanding equity interests of Tech Technologies. The General Manager of Tech Technologies is Celia Figueroa who was our General Counsel and Secretary at the time of this transaction. One-half of the warrants were Class A warrants and one-half were Class B warrants. For a description of the Class A and Class B warrants, see "Description Of Securities - Warrants".

         On December 13, 1999, we borrowed $150,000 from Michael T. McClere, our Chairman Of The Board and Chief Executive Officer. This loan was evidenced by a promissory note and bore interest at the rate of 12% per year until we repaid it on January 10, 2000.

         On December 9, 1999, options to purchase 500,000 shares of our common stock were granted to each of Michael T. McClere and Shannon McLeroy pursuant to the 1999 Plan. Upon stockholder approval of the 1999 Plan, these options will be exercisable at a price of $2.00 per share and all of the options will expire on December 9, 2004. Also on December 9, 1999, options to purchase 400,000 shares for $.25 per share were granted to Carl Chase pursuant to the 1999 Plan. Upon stockholder approval of the 1999 Plan, option held by Mr. Chase to purchase 100,000 shares will then be exercisable and options to purchase 100,000 shares will become exercisable on each of August 16, 2001, August 16, 2002 and August 16, 2003. Mr. Chase's options also expire on December 9, 2004.

         Except as described above, during the last two years there were no transactions between us and our directors, executive officers or known holders of greater than five percent of the common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

               2. PROPOSAL TO ADOPT 1999 LONG-TERM INCENTIVE PLAN

         The Board Of Directors has adopted, subject to stockholder approval, our 1999 Long-Term Incentive Plan (the "1999 Plan"). The 1999 Plan will terminate, and all options granted under the Plan will be void, if the Plan is not approved by the stockholders on or before May 12, 2000.

         Pursuant to the 1999 Plan, an aggregate of 10,000,000 shares of common stock may be granted to our employees, or employees of our subsidiaries, who have contributed or are contributing to our success. Alternatively, options to purchase common stock, stock appreciation rights or cash may be granted instead of outright awards of stock. The options that may be granted pursuant to the 1999 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options.

         The effect of the adoption of the 1999 Plan will be to make shares available for issuance pursuant to stock awards under the 1999 Plan and to increase the number of shares upon the exercise of options that may be granted under all our stock option plans, which will allow us to grant more options from time to time and thereby augment our program of providing incentives to employees. The number of shares authorized to be issued pursuant to the 1999 Plan is a maximum aggregate. Therefore, the number of incentive options granted reduces the remaining number of options that can be granted as non-qualified options; similarly, the number of non-qualified options granted reduces the remaining number of option that can be granted as incentive options. Likewise, the number of shares awarded outright reduces the number of options that may be issued, and the number of options issued reduces the number of shares available for awards of stock. There currently are 72 employees eligible to receive incentive options, non-qualified options or other awards pursuant to the 1999 Plan.

         The 1999 Plan will be administered by an option committee which may be composed of either the entire Board Of Directors or by a committee, appointed by the Board Of Directors, of at least two directors. If the option committee consists of less than the entire Board, each member of the committee is required to be a "non-employee director" as defined in SEC regulations. To the extent necessary for any option granted under the 2000 Plan to be considered as performance based compensation that is not subject to limitations on deductibility under the Internal Revenue Code (the "Code"), each member shall be an "outside director" as defined in the Code and related regulations. A "non-employee director" is a director who (1) is not currently an officer or employee of the Company or any of its subsidiaries; (2) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and (3) is not involved in any transaction that is required to be disclosed in our Form 10-KSB and proxy reports as a related party transaction. An "outside director" means, generally, a director who (1) is not a current employee of the Company, (2) is not a former employee of the Company who receives compensation for prior services during the taxable year in question,
(3) has not been an officer of the Company, and (4) does not receive compensation from the Company, either directly or indirectly, in any capacity other than as a director. The option committee has discretion to select the persons to whom awards, rights, incentive options or non-qualified options will be granted, the number of shares to be granted, the terms of the grants and the exercise price of any options granted. However, no option may be exercisable more than 10 years after the granting of the option, and no option may be granted under the 1999 Plan after May 12, 2009.

         The 1999 Plan provides that the exercise price of incentive options granted cannot be less than the fair market value of the underlying common stock on the date the incentive options are granted. No incentive option may be granted to an employee who, at the time the incentive option would be granted, owns more than ten percent of our outstanding stock unless the exercise price of the incentive option granted to the employee is at least 110 percent of the fair market value of the stock subject to the incentive option. In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying incentive options granted to a single employee which become exercisable in any single calendar year may not exceed $100,000.

         All options granted under the 1999 Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the 1999 Plan.

         Options granted pursuant to the 1999 Plan will not be transferable during the optionee's lifetime except in limited circumstances set forth in the 1999 Plan. Subject to the other terms of the 1999 Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

         It currently is anticipated that the issuance of the options and underlying shares of common stock will be covered by an effective registration statement. Transactions effected pursuant to a valid registration statement will enable an optionee exercising options to receive unrestricted stock that may be transferred or sold in the open market unless the optionee is a director, executive officer or otherwise an affiliate of the Company. In the case of a director, executive officer or other affiliate, the common stock acquired through exercise of options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It also is anticipated that sales by affiliates will be covered by an effective registration statement.

         If a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, the option committee may proportionally adjust the exercise price and in the number of shares subject to each outstanding option. In the event of a stock dividend, the option committee also may adjust the terms of options so that each optionee may receive, upon exercise of the option, the equivalent of any stock dividend that the optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The option committee also may make provisions for adjusting the number of shares subject to outstanding options if we have one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of outstanding common stock.

         The Board Of Directors may at any time terminate the 1999 Plan or make such amendments or modifications to the 1999 Plan that the Board Of Directors deems advisable, except that no amendments may impair previously outstanding options unless consented to by the option holder, and amendments that materially modify eligibility requirements for receiving options, that materially increase the benefits accruing to persons eligible to receive options, or that materially increase the number of shares under the 1999 Plan must be approved by our stockholders.

         The incentive options issuable under the 1999 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by
Section 422 of the Code. All references to the tax treatment of the incentive options are under the Code as currently in effect. Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option. In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the incentive option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of his incentive options. We will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the incentive options.

         Non-qualified options will not qualify for the special tax benefits given to incentive options under Section 422 of the Code. An optionee does not recognize any taxable income at the time the optionee is granted a non-qualified option. However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss. Upon an optionee's exercise of a non-qualified option, we will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the compensation amount is reasonable and we satisfy the applicable reporting requirements required under U.S. Treasury regulations.

         The Company has granted options pursuant to the 1999 Plan that will be void if the stockholders do not approve the 1999 Plan prior to May 12, 2000. The following table sets forth information concerning the portion of these conditional grants of stock options made pursuant to the 1999 Plan to Michael T. McClere and Shannon D. McLeroy (as described above under "Executive Compensation"), to all current executive officers of the Company as a group, and to all employees, including all current officers who are not executive officers, as a group. No grants of options were made under the 1999 Plan to any current directors who are not also executive officers.

                                NEW PLAN BENEFITS
                          1999 LONG-TERM INCENTIVE PLAN

                                                                 Aggregate Exercise         Number Of Shares
                      Name And Position                         Price Of Options ($)*      Underlying Options
                      -----------------                         ---------------------      ------------------
Michael T. McClere, Chief Executive Officer and                      $1,000,000                 500,000
   Chairman of the Board
Shannon D. McLeroy, President and Secretary                          $1,000,000                 500,000
All Current Executive Officers as a Group                            $2,100,000                1,400,000
   (Three Persons)
All Employees as a Group (Excluding Executive                        $1,253,125                1,617,500
  Officers; 69 Persons)

------------------

* The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated as of February 17, 2000.

         REQUIRED VOTE; BOARD RECOMMENDATION

         The approval of holders of shares representing a majority of the votes represented at the annual meeting will be necessary to adopt the 2000 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 2000 PLAN.

                3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                 INCORPORATION TO CHANGE THE NAME OF THE COMPANY

         The Board Of Directors has approved, and recommends to the stockholders the approval of, (1) changing the name of the Company from ClearWorks Technologies, Inc. to ClearWorks.net, Inc., and (2) the filing of an amended Certificate Of Incorporation with the Delaware Secretary Of State in order to effect the name change.

         We began using the name ClearWorks.net, Inc. in April 1999. The primary reason for the use of the new name, which refers to the Internet, is that we utilize Internet protocol technology in supplying services to our customers. In order to provide these services, we install and maintain fiber optic and copper data transmission lines from our data transmission facilities to our prospective customers' properties. After the lines have been installed, we sell our customers telephone service, access to the Internet, and cable and satellite television programs, all of which are transmitted in digital format over the same lines. We refer to our ability to simultaneously offer telephone, Internet and video products as "Bundled Digital Services-SM-". Our activities also relate to the Internet because our use of high-speed fiber optic cable is anticipated to aid in reducing Internet bottlenecks.

         The Board Of Directors has determined that the proposed name change is in the best interests of the Company and its stockholders because the name ClearWorks.net, Inc. more accurately reflects our focus on utilizing Internet protocol technology to supply our Bundled Digital Services-SM-, including Internet-related products.

         REQUIRED VOTE; BOARD RECOMMENDATION

         The affirmative vote of the majority of the outstanding shares is required to approve the name change.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

                 4. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP
                      AS CERTIFIED INDEPENDENT ACCOUNTANTS

         The Board Of Directors recommends that the stockholders vote in favor of ratifying the selection of the certified public accounting firm of KPMG LLP of Houston, Texas as the auditors who will audit financial statements, prepare tax returns, and perform other accounting and consulting services we request for the fiscal years ended December 31, 1999 and 2000 or until the Board Of Directors, in its discretion, replaces them.

         Our financial statements for the fiscal year ended December 31, 1998 were audited by the accounting firm of McManus & Co., P.C of Morris Plains, New Jersey. The Board determined to change auditors because KPMG LLP is more widely recognized in the national business community, which may enable us to more readily transact business if our operations continue to expand as presently contemplated. The decision to change auditors was based on potential future business prospects; there was no disagreement with McManus & Co., P.C. regarding accounting methods, auditing procedures or any other matters.

         An affirmative vote of the majority of shares represented at the annual meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board Of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of KPMG LLP. It is expected that one or more representatives of KPMG LLP will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. It is not expected that a representative of McManus & Co., P.C. will attend the meeting.

         The Board Of Directors unanimously recommends that the stockholders vote for approval of KPMG LLP as the Company's certified independent accountants.

                                 OTHER BUSINESS

         The Board Of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

         Votes at the annual meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Delaware law or our certificate of incorporation. Under Delaware law, the proposal to amend our certificate of incorporation to change the name of the company requires the approval of a majority of all the outstanding shares. Abstentions by those present at the annual meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

         In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2000 fiscal year, proposals by individual stockholders must be received by us no later than November 23, 2000. Stockholder proposals also must comply with certain SEC rules and regulations.

         In addition, the proxy solicited by the Board of Directors for the 2001 annual meeting of stockholders will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than February 7, 2001.

                           INCORPORATION BY REFERENCE

         We incorporate by reference into this proxy statement Items 6 (Management's Discussion And Analysis Of Financial Condition And Results Of Operations) and 7 (Financial Statements) included in our Annual Report on Form 10-KSB for the year ended December 31, 1999 filed with the Securities And Exchange Commission. A copy of this report is being mailed to each stockholder with this proxy statement.

                         AVAILABILITY OF OTHER DOCUMENTS

         Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-KSB for the year ended December 31, 1999, to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on March 17, 2000. Any request for a copy of our Annual Report should be mailed to the Secretary, ClearWorks.net, Inc., 2450 Fondren, Suite 200, Houston, Texas 77063.

                           FORWARD-LOOKING STATEMENTS

         This proxy statement includes "forward-looking" statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, including without limitation statements under "Recent Developments Concerning The Company" regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Forward-Looking Statements--Cautionary Statements" section of our General Form For Registration Of Securities on Form 10-SB/A-3 as filed with the Securities and Exchange Commission on October 20, 1999. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

         This notice and proxy statement are sent by order of the Board Of Directors.

Dated:  March 13, 2000                                  Michael T. McClere
                                                        Chief Executive Officer

                                   * * * * *

                                    REVOCABLE PROXY
                                 CLEARWORKS.net, INC.

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Shannon D. McLeroy and Carl A. Chase, or either of them, with full power of substitution, the proxy of the undersigned (the "Proxy") to represent the undersigned at the Annual Meeting of Stockholders of ClearWorks.net (the "Company") to be held on Friday, April 28, 2000 or any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present:


                                                            With-     For All
                                                   For      hold      Except
1. Election of Directors:                          / /       / /        / /

   Michael T. McClere        Dennis Majeski     Raymond G. Harrell

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                      For      Against   Abstain
                                                      / /        / /       / /
2. Proposal to amend the Certificate of
   Incorporation to change the name of Company.

3. Proposal to adopt the 1999 Long-Term               / /        / /       / /
   Incentive Plan.

4. Proposal to ratify the appointment of KPMG LLP,    / /        / /       / /
   independent certified public accountants, to audit the Company's books and financial records for the fiscal year ending on December 31, 1999 and 2000.

5. In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting.

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING                             / /

                                               ---------------------------------
     Please be sure to sign and date            Date
                   this Proxy.
--------------------------------------------------------------------------------


         Stockholder sign above        Co-holder (if any) sign above
---------                      ----------                             ----------

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the shares represented hereby will be voted, FOR the election of the nominees listed above, FOR the Amendment of the Certificate of Incorporation, FOR the adoption of the 1999 Long-Term Incentive Plan, FOR the ratification of KPMG LLP to serve as the Company's auditors, and as the Proxy deems advisable on such other matters as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                             ClearWorks.net, Inc.

--------------------------------------------------------------------------------
  NOTE: Please sign your name or names exactly as set forth hereon. For jointly owned shares, each owner should sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

  Whether or not you plan to attend the meeting in person, you are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

  When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------